Exhibit A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: September 2, 2014

MARTIN RESOURCE MANAGEMENT CORPORATION

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	Executive Vice President and Chief Financial Officer

MARTIN PRODUCT SALES LLC

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	Executive Vice President and Chief Financial Officer

MARTIN RESOURCE LLC
By: MARTIN RESOURCE MANAGEMENT CORPORATION, its sole member

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	Executive Vice President and Chief Financial Officer

CROSS OIL REFINING & MARKETING, INC.

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	Executive Vice President, Chief Financial Officer,Treasurer, and Assistant Secretary